360 COMMUNICATIONS COMPANY
                              AMENDED AND RESTATED
                 DIRECTOR EQUITY AND DEFERRED COMPENSATION PLAN


         The 360 Communications Company Director Equity And Deferred Compensation Plan, as established by 360 Communications Company, a Delaware corporation (the "Company"), effective as of March 7, 1996, as amended and restated effective as of January 1, 1997, is hereby further amended and restated as set forth below.

                                   1. PURPOSES


         The purposes of the Plan (as defined below) are to enable the Company to attract, retain and motivate the best-qualified directors, to enhance a long-term mutuality of interest between the directors and shareowners of the Company by providing them with ownership interest under the Plan and granting them options to purchase the Company's Common Stock, and to provide directors an opportunity to defer the receipt of certain director's fees.


                                 2. DEFINITIONS

         Unless the context requires otherwise, the following words as used in the Plan shall have the meanings specified below:

         (a) "Annual Meeting" shall an annual meeting of the shareowners of the Company.

         (b) "Award" means any Options or Restricted Stock Award.

         (c) "Beneficiary" means the person or persons who under the Plan becomes entitled to receive a Participant's interest in the event of the Participant's death and who has been designated as such by a Participant in a written notice received by the Vice President, Human Resources of the Company before such Participant's death.

         (d) "Board" means the Board of Directors of the Company.

         (e) "Annual Retainer" means the aggregate amount of any annual retainer fees that are payable from time to time by the Company to a Participant in cash or as a Restricted Share Award (valued as provided in Section 6(a)) for any services to be performed by the Participant as a member of the Board or any committee thereof, but excludes any meeting fees for attending meetings of the Board or a Board committee.

         (f) "Chairman of the Board" means a Participant who serves as chairman of the Board.

         (g) "Chairman's Grant" -- see Section 6(b).

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         (h) "Chairman's  Retainer"  means the aggregate  amount of any retainer fees that are payable from time to time by the Company to the Chairman of the Board in cash or as a Restricted Share Award (valued as provided in Section 6(b)) for any services to be performed as the Chairman of the Board, but excludes any meeting fees for attending meetings of the Board.

         (i) "Change of Control" means any one or more of the following:

             (i) the acquisition or holding by any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than by the Company or any Subsidiary or any employee benefit plan of the Company or a Subsidiary, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the then-outstanding Common Stock or 30% or more of the Voting Power of the Company; provided, however, that no Change of Control shall occur solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of both the then-outstanding common shares and the then-outstanding Voting Power of such corporation are then-beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Common Stock and Voting Power of the Company immediately before such acquisition, in substantially the same proportions as their respective ownership, immediately before such acquisition, of the then-outstanding Common Stock and Voting Power of the Company; or

             (ii)  approval by the  shareowners  of the Company of (A) a merger, reorganization or consolidation ("Extraordinary Transaction") with respect to which persons who were the respective beneficial owners of the Common Stock and the Voting Power of the Company immediately before such Extraordinary Transaction would not, if such Extraordinary Transaction were to be consummated immediately after such shareowner approval (but otherwise in accordance with the terms presented in writing to the shareowners of the Company for their approval), beneficially own, directly or indirectly, more than 60% of both the then-outstanding common shares and the then-outstanding Voting Power of the corporation resulting from such Extraordinary Transaction, in substantially the same proportions as their respective ownership, immediately before such shareowner approval, of the then-outstanding Common Stock and Voting Power of the Company, (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company in one transaction or a series of related transactions.

         (j) "Code" means the Internal Revenue Code of 1986, as amended.

         (k) "Common Stock" means the common stock of the Company, par value $0.01.

         (l) "Company" means 360 Communications Company, a Delaware corporation.
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         (m) "Deferral Notice" -- see Section 7(a).

         (n) "Deferred Compensation Account" means the account(s) maintained on the books of the Company for each Participant.

         (o) "Determination Date" means the date on which the amount of a Participant's Deferred Compensation Account is determined as provided in Section 8 hereof. Each business day shall be a Determination Date.

         (p) "Disability" means a mental or physical condition which, in the judgment of the Board, renders a Participant unable to carry out his or her responsibilities as a director of the Company, and which condition is expected to be permanent or for an indefinite duration exceeding one year.

         (q) "Effective Date" means March 7, 1996.

         (r) "Employee Deferral Plan" means the 360Communications Company Deferred Compensation Plan.

         (s) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (t) "Fair Market Value" as of any date means the closing price of a Share on such date (or, if no sale of Shares was reported for such date, on the next preceding date on which a sale of Shares was reported) as reported in the principal consolidated transaction reporting system for the New York Stock Exchange (or, if the Common Stock is not listed on the New York Stock Exchange, on such other national exchange or the over-the-counter market on which the Common Stock is principally traded); provided that if such Fair Market Value as of any date cannot be so determined, such Fair Market Value shall be determined by the Board by whatever means or method as it, in the good faith exercise of its discretion, shall at such time deem appropriate.

         (u) "Immediate Family" -- see Section 8(a).

         (v) "including" means including without limitation.

         (w) "Initial Option" -- see Section 5(a).

         (x) "Minimum Consideration" means $.01 per Share or such other amount that is from time to time considered to be capital for purposes of Section 154 of the Delaware General Corporation Law.

         (y) "Option" means the right to purchase one Share at a prescribed purchase price on the terms specified in Section 5 of the Plan. An Option can be either an Initial Option or a Subsequent Option. Options are nonstatutory stock options not intended to qualify under Section 422 of the Code.

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

         (z) "Participant" means, as of any date, a person who, at the close of business on such date, is director of the Company, but is not an employee of the Company or any Subsidiary.

         (aa) "Participant's Grant" -- see Section 6(a).

         (bb) "Permissible Transferee" -- see Section 8(a).

         (cc) "Plan" means the 360 Communications Company Amended and Restated Director Equity and Deferred Compensation Plan, as set forth herein and as may be amended from time to time.

         (dd) "Restricted Stock Award" means a grant of Shares to a Participant pursuant to Section 6(a) or 6(b) and subject to the restrictions specified in
Section 6.

         (ee) "Securities Act" means the Securities Act of 1933, as amended.

         (ff) "Share" means a share of Common Stock.

         (gg) "Stock Units" -- see Section 7(c).

         (hh) "Subsequent Option" -- see Section 5(b).

         (ii) "Subsidiary" means a United States or foreign corporation with respect to which the Company owns, directly or indirectly, 50% or more of the then-outstanding common stock.

         (jj)  "Voting   Power"   means  the   combined   voting  power  of  the
then-outstanding securities of a corporation entitled to vote generally in the election of directors

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

                                3. ADMINISTRATION

         (a) Rules; Interpretation; Determinations. Subject to the provisions of the Plan, the Board has full authority to interpret and administer the Plan, to establish, amend and rescind rules for carrying out the Plan, to construe option agreements and to make all other determinations and to take all other actions that it deems necessary or desirable for administering the Plan; provided, however, that no such interpretation, rule or determination shall change criteria for the determination of Participants in the Plan, the amount or frequency of any Award that may be granted under the Plan (except for changes in the amount of Restricted Stock Awards that result solely from changes in the amount of the Annual Retainer or the Chairman's Retainer), or the terms upon which, or the times at which, or the periods within which, Options may be exercised or the restrictions applicable to a Restricted Stock Award may lapse. Each determination, interpretation or other action made or taken by the Board shall be final and binding for all purposes and upon all persons. The Board may delegate any or all of its powers and functions under the Plan (other than the power to amend the Plan pursuant to Section 9(b)) to a committee of the Board.

         (b) Agents; Expenses. The Board may appoint agents (who may be employees of the Company) to assist in the administration of the Plan, and may authorize such persons to execute agreements or other documents on its behalf. The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. All expenses incurred in the administration of the Plan, including for the engagement of any counsel, consultant or agent, shall be paid by the Company.

         (c) No Liability. No director or former director or any agent designated pursuant to Section 3(b) shall be liable for any action or determination made in good faith with respect to the Plan or any Award.


                    4. SHARES; ADJUSTMENT UPON CERTAIN EVENTS

         (a) Shares. Shares to be issued or delivered under the Plan may consist, in whole or in part, of treasury shares or authorized but unissued Shares not reserved for any other purpose. The aggregate number of Shares that may be issued under the Plan shall not exceed 400,000, except as provided in this Section. If all or any portion of any Award is for any reason canceled or forfeited or, in the case of Options, expires or terminates unexercised, the Shares covered by the portion of such Award that is canceled or forfeited or expires or terminates, as applicable, shall again be available for the grant of additional Awards.

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         (b) Certain  Adjustments.  In the event of any stock  dividend or stock
split,   recapitalization,   merger,   consolidation,   combination,   spin-off,
distribution of assets to shareowners (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the Board shall appropriately adjust (i) the aggregate number of Shares available for Awards under Section 4(a), (ii) the number of Shares to be subject to subsequent grants of Initial Options and Subsequent Options, and (iii) to the extent necessary to preserve the economic value of unexercised Options, the number of Shares subject to outstanding Options and the respective exercise prices applicable to outstanding Options. The Board's determination shall be conclusive.


                               5. TERMS OF OPTIONS

         (a) Initial Grant. Each Participant shall automatically be granted an initial Option (the "Initial Option") to purchase 9,000 Shares on the date such Participant first becomes a Participant or, if later, the Effective Date.

         (b) Subsequent Grants. Each Participant shall automatically be granted an Option (a "Subsequent Option") to purchase 3,000 Shares as of the close of business on the date of each Annual Meeting, commencing with the third Annual Meeting held after such Participant first becomes a Participant.

         (c) Option Agreement. Options shall be evidenced by a written option agreement between the Company and the Participant embodying the following terms:

         (i) Exercise Price. The purchase price per Share of an Option shall be 100% of the Fair Market Value of a Share on the date such Option is granted.

         (ii) Exercisability. Each Initial Option shall become exercisable in three installments of 33-1/3% each, with the first such installment becoming exercisable on or after December 31 in the calendar year during which such Initial Option is granted and another installment becoming exercisable on or after each subsequent December 31. Each Subsequent Option shall become exercisable  in four  annual  installments  of 25%  each,  with the  first  such installment becoming exercisable on December 31 in the calendar year during which such Subsequent Option is granted and an additional installment becoming exercisable on December 31 of each of the three subsequent years. Notwithstanding the foregoing, all Options shall immediately become fully exercisable in the event of a Change of Control.

         (iii) Expiration. Each Option shall expire upon the tenth (10th) anniversary of the date of the grant thereof. Options may be exercised only during the continuance of that Participant's service as a director of the Company; provided that if a Participant shall cease to be a director on account of Disability, death, resignation, failure to stand for reelection or failure to be reelected, such Participant or, in the case of death, the Participant's

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

estate or Beneficiary, may exercise an Option (to the extent such Option was exercisable on the date the Participant ceased to be a director of the Company) until the earlier of (A) one year from the date the Participant ceased to be a director and (B) the tenth (10th) anniversary of the date the Option was granted.

         (d) Procedure for Exercise. A Participant electing to exercise one or more Options shall give written notice to the Secretary of the Company (or his or her designee) of such election and of the number of Shares he or she has elected to purchase. Shares purchased pursuant to the exercise of Options shall be paid for at the time of exercise in cash, by delivery to the Company of unencumbered Shares owned by the Participant for at least six months (or such longer period as is required by applicable accounting standards to avoid a charge to the Company's earnings), or by a combination thereof. Upon receipt of such payment, the Company shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares purchased in the name of the Participant.


                          6. TERMS OF RESTRICTED STOCK

         (a) Grants to All Participants. Each Participant, including the Chairman of the Board, shall automatically be granted a Restricted Stock Award (a "Participant's Grant") (i) on the date he or she first becomes a Participant or, if later, the Effective Date, and (ii) as of the close of business on the date of each Annual Meeting; provided, however, that no Participant shall receive more than one Participant's Grant during any calendar year. The number of Shares included in any Participant's Grant shall equal 50% of the Annual Retainer in effect on the date of such Participant's Grant divided by the Fair Market Value of a Share on such date.

         (b) Additional Grants to the Chairman of the Board. In addition to Participant's Grants pursuant to Section 6(a), the Chairman of the Board shall automatically be granted a Restricted Stock Award (a "Chairman's Grant") (i) on the date he or she first becomes Chairman of the Board or, if later, the Effective Date, and (ii) as of the close of business on the date of each Annual Meeting; provided, however, that no Chairman of the Board shall receive more than one Chairman's Grant during any calendar year. The number of Shares included in any Chairman's Grant shall equal 25% of the Chairman's Retainer in effect on the date of such Chairman's Grant divided by the Fair Market Value of a Share on such date.

         (c) Payment of Minimum Consideration; No Fractional Shares. Except with respect to a Restricted Stock Award granted in the form of treasury shares, for which no payment is to be required, each Participant shall pay to the Company an amount in cash equal to the Minimum Consideration for each Share underlying a Restricted Stock Award. Such payment shall be made in full by the Participant before the delivery of such Shares and in any event no later than 30 days after the grant of such Restricted Stock Award. No fractional Shares shall be issued in connection with any Restricted Stock Award. Whenever a fractional Share would

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

otherwise be required to be issued, an amount in lieu thereof shall be paid in cash based upon the Fair Market Value of such fractional Share.

         (d) Restrictions. Except as otherwise provided in the Plan, Shares received pursuant to a Restricted Stock Award may not be sold, assigned, pledged, or otherwise transferred until the restrictions applicable to such Stock have lapsed pursuant to Section 6(e).

         (e) Lapse of Restrictions. All restrictions on a Restricted Stock Award shall lapse immediately before the commencement of the first Annual Meeting following the grant of the Restricted Stock Award or, if sooner, the earlier of
(i) a Change of Control or (ii) the effective date of any mandatory retirement pursuant to a mandatory retirement policy applicable to all members of the Board.

         (f) Termination. If, for any reason other than the Participant's death or Disability, a Participant's service as a director terminates at any time before the restrictions applicable to a Restricted Stock Award have lapsed pursuant to Section 6(e), then such Restricted Stock Award shall be forfeited in its entirety. If a Participant's service as a director terminates by reason of the death or Disability of such Participant, then all restrictions applicable to any Restricted Stock Award held by such Director shall immediately lapse.

         (g) Rights as a Shareowner. Subject to the provisions of the Plan, a Restricted Stock Award shall entitle the grantee thereof to all of the voting, dividend, liquidation and other rights of a holder of Common Stock with respect to the Shares subject to such Restricted Stock Award.

         (h) Stock Certificate Legend. The Company shall place a legend on the certificates for the Shares issued pursuant to each Restricted Stock Award referring to the restrictions imposed in the Plan.

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
                        7. DEFERRED COMPENSATION PROGRAM

         (a) Deferral Election. On or before December 31 of any calendar year ending on or before December 31, 2005, a Participant may elect to defer receipt of all or any specified portion, in multiples of 10%, of the cash portion of any Annual Retainer or Chairman's Retainer, as applicable, payable in respect of the calendar year following the year in which such election is made, and to have such amounts credited to such Participant's Deferred Compensation Account. Any person who shall become a Participant during any calendar year may elect, not later than the 30th day after his or her term as a director begins, to defer payment of all or any portion of his or her Annual Retainer payable for the portion of such calendar year following such election. Any person who shall become Chairman of the Board during any calendar year may elect, not later than the 30th day after his or her term as Chairman of the Board begins, to defer payment of all or any portion of his or her Chairman's Retainer payable for the portion of such calendar year following such election.

         (b) Form and Duration of Deferral Election. A deferral election shall be made by written notice (a "Deferral Notice") filed with the Vice President, Human Resources, of the Company. Such Deferral Notice shall continue in effect (including with respect to the Annual Retainer and Chairman's Retainer, if any, payable for subsequent calendar years) unless and until the Participant revokes or modifies such election by filing a new Deferral Notice with the Vice President, Human Resources of the Company. Any such revocation or modification of a Deferral Notice shall become effective as of the end of the calendar year in which such notice is given and only with respect to the Annual Retainer and Chairman's Retainer, if any, payable for services rendered thereafter. Amounts credited to the Participant's Deferred Compensation Account prior to the effective date of any such revocation or modification of a Deferral Notice shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan. A Participant who has revoked an election to participate in the Plan may file a new election to defer the Annual Retainer or Chairman's Retainer, if any, payable for services to be rendered in the calendar year following the year in which such new election is filed.

         (c) Determination of Value of Account. The value of a Participant's Deferred Compensation Account as of any date shall consist of the value of the Participant's Deferred Compensation Account as of the immediately preceding Determination Date, plus the Participant's deferrals pursuant to Section 7(a) since the immediately preceding Determination Date, reduced by the amount of all distributions, if any, made from such Deferred Compensation Account since the preceding Determination Date, and adjusted for the appropriate investment earnings and gains and/or losses and expenses pursuant to this Section 7(c) since the preceding Determination Date. Adjustments for earnings and gains and/or losses and expenses shall be made after the Deferred Compensation Account has been adjusted for any additions or distributions to be credited or deducted since the preceding Determination Date.

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

         (d) Deferred Compensation Account Investment Options. Deferred Compensation Accounts may be deemed invested in one or more investment options which may from time to time be available to participants in the Employee Deferral Plan. A Participant (or Beneficiary of a deceased Participant) shall allocate his or her Deferred Compensation Account among the deemed investment options (in 5% increments, with a minimum of 10% in any investment option) by filing with the Vice President, Human Resources, of the Company an investment allocation election. As of January 1, 1997, the following phantom investment options are available:

         (i)   Small Cap Equity Option.

         (ii)  Large Cap Equity Option.

         (iii) Prime Interest Rate Option. The monthly interest rate established for this fund shall be the quotient obtained by dividing (i) the prime rate as in effect on the first business day of the relevant calendar month as reported in The Wall Street Journal ("annual rate") by (ii) 12. Interest under this option shall be credited daily and compounded monthly as of the last business day of each month.

         (iv)  International Equity Option.

         (v)   Intermediate Bond Option.

         (vi) 360(0) Communications Common Stock Units Option. Amounts deemed invested in the 360 Communications Common Stock Units Option shall initially be deemed invested in a number of notional Shares (the "Stock Units") equal to the quotient of (i) the amount deemed invested divided by (ii) the Fair Market Value on the date the amount is deemed so invested. Fractional Stock Units shall be credited, but shall be rounded to the nearest one-hundredth, with amounts equal to or greater than .005 rounded up and amounts less than .005 rounded down. Whenever a dividend (other than a dividend payable in the form of Shares) is declared with respect to the outstanding Shares, the number of Stock Units credited to the Participant shall be increased by the number of Stock Units determined by dividing (i) the product of (A) the number of Stock Units credited to the Participant under the Plan on the related dividend record date and (B) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than Shares, the per share value of such dividend, as determined by the Company for purposes of income tax reporting) by (ii) the Fair Market Value on the related dividend payment date. In the case of any dividend declared on Shares which is payable in Shares, the amount credited to a Participant's deemed investment in the 360Communications Common Stock Units Option shall be increased by the number of Stock Units equal to the product of (i) the number

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               of Stock Units credited to the Participant  under the Plan on the related dividend record date and (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. In the event of any change in the number or kind of
               outstanding   Shares   by   reason   of   any   recapitalization,
               reorganization, merger, consolidation, stock split or any similar change affecting the Shares, other than a stock dividend as provided above, the Company shall make an appropriate adjustment in the number of Stock Units credited to the Participant.

         Any such investment allocation election shall be made initially in the Deferral Notice and shall be subject to such rules as the Board may prescribe, including, without limitation, rules concerning the manner of making investment allocation elections and the frequency and timing of changing such investment allocation elections.

               The Company shall change, add or eliminate the investment options provided hereunder from time to time to conform to those then available under the Employee Deferral Plan. Each investment option, other than the Prime Interest Rate Option and the 360 Communications Common Stock Units Option, shall reflect the investment performance (including deemed reinvestment of interest, dividends and other distributions of the same mutual fund, investment index, or phantom portfolio as is then being utilized for purposes of the corresponding investment option under the Employee Deferral Plan. The Company may, but is under no obligation to acquire any investment or otherwise set aside assets for the deemed investment of Deferred Compensation Accounts hereunder. The Company shall determine the amount and rate of investment gains or losses with respect to any such investment option for any period, and may take into account deemed expenses which would be incurred if actual investments were made.

         (e) Change of Investment Election. Effective as of any March 1, May 1, August 1, November 1 (or if the New York Stock Exchange is not open for trading on such day, the close of the last business day of the prior month on which the New York Stock Exchange was open for trading) a Participant may elect by a written notice delivered to the Vice President, Human Resources no later than the 15th day of the prior calendar month, to transfer all or any portion of his or her deemed investment and/or change the manner in which his or her future deferrals are deemed invested among the then-available investment options, except that any transfer to or from the 360 Communications Common Stock Units Option is subject to the prior approval of the General Counsel of the Company.

         (f) Vesting of Deferred Compensation Accounts. A Participant shall be 100% vested in the value of his or her Deferred Compensation Account at all times.

         (g) Distribution Elections. At the time a Participant makes a deferral election pursuant to Section 7(a), the Participant shall also include in the Deferral Notice a written election (a "Distribution Election") with respect to the following:

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               (i) whether the distribution to such  Participant  shall commence
(A) on the first business day of any calendar year specified by the Participant,
(B) immediately  following the date the Participant ceases to be a director,  or
(C) on the first business day of any calendar year following the calendar year in which the Participant ceases to be a director; provided, that the amount of any distribution pursuant to clause (A) of this Section 7(g)(i) that occurs prior to the termination of the Participant's service as a member of the Board shall not exceed the aggregate amount of the Participant's deferrals under the Plan (without taking into account any deemed earnings, interest or dividends thereon) and the balance, if any, of such Participant's Deferred Compensation Account shall be distributed as soon as practicable after such termination of the Participant's service; and

               (ii) whether such distribution shall be in one lump sum payment or in such number of annual installments (not to exceed ten) as the Participant may designate.

The Distribution Election may be modified in accordance with the procedures set forth in Section 7(b); provided that any such modification shall be effective with respect to only distributions relating to deferrals of Annual Retainer or Chairman's Retainer for services rendered in the year or years after the year in which the Distribution Election is modified.

         (h) Manner of Plan Distributions. Each distribution to or for the account of a Participant from the Deferred Compensation Account shall be made in accordance with the Distribution Election made by such Participant in accordance with Section 7(g) and shall be paid in cash; provided, however, that if a Participant elected a distribution in accordance with Section 7(g)(i)(A) and the year of such Participant's termination of service on the Board occurs prior to the year designated pursuant to Section 7(g)(i)(A), the entire value of the Participant's Deferred Compensation Account shall be distributed in the year of such termination of service. If a Participant has failed to specify a commencement date for a distribution in accordance with Section 7(g), such distribution shall commence on the first business day of the calendar year immediately following the year in which the Participant ceases to be a director. If a Participant has failed to specify in accordance with Section 7(g) that a distribution shall be made in a lump-sum payment or a number of installments, such distribution shall be made in a lump-sum payment. In the case of any distribution being made in annual installments, each installment after the first installment shall be paid on the first business day of each subsequent calendar year until the entire amount subject to such installment Distribution Election shall have been paid.


                          8. TRANSFERABILITY OF AWARDS

         (a) No Award shall be transferable by the Participant otherwise than by will or under the applicable laws of descent and distribution, except that a Participant may, in a manner specified by the Board, (i) designate in writing a beneficiary to exercise an Option after the Participant's death, (ii) transfer an Option to a revocable inter vivos trust as to which the Participant is both

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the  settlor  and  trustee or  co-trustee,  or (iii)  transfer  an Option for no consideration to a Permissible Transferee. The term "Permissible Transferee" means any member of the Immediate Family of the Participant, any trust of which all of the primary beneficiaries are members of the Immediate Family of a Participant (a "Family Trust"), or any partnership of which all of the partners are members of the Immediate Family of a Participant or Family Trusts. The written instrument to be used in connection with any such transfer or beneficiary designation shall be subject to the prior approval of the Board. The term "Immediate Family" means a Participant's spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents nieces and nephews.

         (b) Following the transfer of an Option to a Permissible Transferee, the Permissible Transferee shall have all of the rights and obligations of the Participant to whom the Option was granted and such Participant shall not retain any rights with respect to the transferred option, except that (i) the payment of any tax attributable to the exercise of the Option shall remain the obligation of the Participant and (ii) the period during which the Option shall become exercisable under Section 5(c)(ii) and shall remain exercisable under
Section 5(c)(iii) shall depend on the duration of the Participant's service as a director.

         (c) No Award shall be assigned, negotiated, or pledged in any way (whether by operation of law or otherwise) except as permitted by Section 8(a), and no Award shall be subject to execution, attachment or similar process.


                   9. EFFECTIVENESS, TERMINATION AND AMENDMENT

         (a) The Plan shall become effective on the Effective Date and shall terminate at the close of business of December 31, 2005, unless sooner terminated pursuant to paragraph (b) below; provided that amounts elected prior to December 31, 2005 to be deferred shall continue to be deferred in accordance with the terms of the Plan. No Award shall be granted under the Plan after December 31, 2005, provided that all Options granted before such date shall remain outstanding in accordance with the terms of the Plan and all Restricted Stock Awards then outstanding shall remain subject to Section 6.

         (b) The Board at any time or from time to time may amend or terminate the Plan without the approval of the shareowners of the Company; provided that
(i) any amendment of the Plan shall be subject to the approval of the shareowners of the Company to the extent that such approval is then required under the listing requirements of any securities exchange on which the Common Stock is then listed and (ii) no termination, amendment or modification of the Plan may, without the consent of a Participant, impair the rights and obligations of such Participant arising under any then-outstanding Award.

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                             10. GENERAL PROVISIONS

         (a) No Right to Remain as a Director. The existence of Plan shall not obligate the Company to retain any Participant as a director nor shall it obligate any Participant to remain as a director of the Company; provided that, by accepting any Award, a Participant shall represent to the Company that it is the Participant's good faith intention to continue to serve as a director of the Company until the next Annual Meeting.

         (b) Investment Representation; Registration. If the Board determines that the law so requires, the holder of Options or a Restricted Stock Award shall, upon any exercise of the Options or the grant of the Restricted Stock Award, as applicable, execute and deliver to the Company a written statement, in form satisfactory to the Company, representing and warranting that he or she is purchasing or accepting the Shares then acquired for his or her own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) an effective registration statement under the Securities Act, or (ii) an exemption from the registration requirements of such Act, as provided in a favorable written opinion from counsel approved by the Company as to the availability of such exemption.

         (c) No Right to Specific Assets. Nothing contained in the Plan and no action taken pursuant to the Plan (including the grant of any Award) shall create a trust of any kind or any fiduciary relationship between the Company and any Participant, the executor, administrator or other personal representative or Beneficiary of such Participant, or any other persons; provided, however, that the Company may at any time establish one or more trusts to pay benefits under the Plan; provided, further, that to the extent that payments are made from such trust, such payments will satisfy the Company's obligations under the Plan. To the extent that any Participant or his or her executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

         (d) Rights as a Shareowner. A Participant shall have no rights as a shareowner of the Company with respect to any Shares covered by an Option until he or she shall have exercised such Option.

         (e) Non-Exclusivity. The adoption of the Plan shall not limit the power of the Board to adopt any other incentive arrangements it may deem desirable otherwise than under the Plan.

         (f) Legends. Certificates for Shares issued upon pursuant to the Plan shall bear such legend or legends as the Company, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act.

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

         (g) Necessary Approvals. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale of Shares under the Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

         (h) Withholding Taxes. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes in connection with the exercise of any Option or the grant of, or lapse of restrictions applicable to, any Restricted Stock Award. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant upon such terms and conditions as the Board may prescribe.

         (i) Severability. If any part f the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

         (j) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

         (k) Controlling Law. The Plan shall be construed and enforced according to the laws of the State of Delaware, excluding the conflict of laws principles thereof.


360  COMMUNICATIONS  COMPANY

Signed:  /s/ Debra L. Ferrari                               Dated:  ____________
         Debra L. Ferrari

Title:   Vice President - Human Resources

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